                          REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (the "Agreement") is made as of November 5, 1998, between SPORT-HALEY, INC., a Colorado corporation ("Borrower") and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Bank").


                                   RECITALS:

i. Borrower and Bank entered into a Business Loan Agreement dated as of May 17, 1998, pursuant to which Bank made available to Borrower a revolving credit facility of $9,000,000 and a revolving credit facility of $1,000,000 to Borrower's 52% owned subsidiary B & L Sportswear, Inc. (the "Prior Agreement");

ii. Borrower has requested that Bank renew and extend the revolving credit facilities made available to Borrower and to B & L Sportswear, Inc.; and

iii. Bank is willing to take such action for Borrower upon and subject to the terms and conditions in this Agreement and for B & L Sportswear, Inc., under a separate agreement and upon execution hereof this Agreement and such separate agreement will supersede the Prior Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, Borrower and Bank agree as follows:

1.    TERMS OF BORROWING

1.01 REVOLVING CREDIT LINE. Subject to the following terms and conditions, Bank agrees to make a line of credit available to Borrower (the "Revolving Credit Line") in the maximum amount of $9,000,0000 (the "Maximum Line"), pursuant to which Bank will make loans to Borrower (each an "Advance") in such amounts as Borrower may request from time to time, the proceeds of which shall be used for working capital. Outstanding amounts borrowed by Borrower under its line of credit under the Prior Agreement shall be deemed Advances made and outstanding hereunder, and the aggregate outstanding principal balance of all such Advances and Advances made hereunder may not exceed the Maximum Line. Amounts borrowed under the Revolving Credit Line may be repaid prior to the Termination Date (defined below) without penalty and may be reborrowed subject to the terms hereof.

      Bank's commitment to make Advances hereunder is subject to the conditions in Section 4 below and the following limitations:

      a. Bank's commitment to lend hereunder terminates on November 5, 2000 (the "Termination Date"), if not sooner terminated under
           Section 8 below;

      b. Bank shall not be obligated to make any Advance which would cause the outstanding principal balance of the Revolving Credit Line (the "Line Balance") to exceed the Maximum Line; and

      c. Bank shall not be obligated to make any Advance if an Event of Default, as defined in Section 7 below, or an event which, with the giving of notice or lapse of time, or both, would become an Event of Default (a "Potential Default"), has occurred and has not been cured by Borrower or waived by Bank.


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

1.02 LINE NOTE. Borrower's indebtedness to Bank for amounts borrowed under the Revolving Credit Line and for interest accrued thereon shall be evidenced by Borrower's promissory note to Bank, on Bank's standard form for commercial promissory notes and otherwise satisfactory to Bank, in the principal amount of the Maximum Line (the "Line Note").

1.03 INTEREST. Borrower agrees to pay interest on the Line Balance from time to time as provided herein. Interest will accrue on the daily outstanding Line Balance at a fluctuating rate per annum equal at all times to the sum of the Reference Rate minus one half of one percent (0.5%), which rate will change when and as the Reference Rate changes. "Reference Rate" means the rate of interest per annum announced publicly from time to time as the Bank's "reference rate," which may be a rate at, above or below the rate or rates at which the Bank lends to other parties and it is not necessarily the lowest rate charged by Bank on commercial loans. Accrued interest shall be due and payable (i) on the first day of each month, (ii) at maturity of the Line Note; and (iii) on demand after such maturity. After the occurrence of an Event of Default or after maturity of any acceleration of maturity of the Line Note, at Bank's option, the interest rate applicable to the Line Balance may be increased as provided in the Line Note and Borrower agrees to pay any such interest. Interest shall be computed using the actual number of days in the period for which such computation is made and a per diem rate equal to 1/360 of the fluctuating rate per annum.

1.04 REPAYMENT OF PRINCIPAL. Borrower agrees to repay all Advances made hereunder. The Line Balance will be due and payable in full at the maturity of the Line Note, which will be November 5, 2000 subject to acceleration upon the occurrence of an Event of Default.

1.05  METHOD OF BORROWING.  Requests for Advances may be submitted by
      Borrower in writing or by telephone. Bank shall be entitled to honor any such request it reasonably believes to be genuine, whether or not the person making the request is named as an authorized person in any corporate resolution or instruction furnished Bank by Borrower. Advances shall be disbursed only by deposit to a demand deposit account maintained by Borrower at Bank. Proceeds of an Advance shall be disbursed on the Banking Day (as defined in the Colorado Uniform Commercial Code) Bank receives Borrower's request if such request is received before 2:00 p.m. Denver time on such day, and on the next Banking Day if received at or after 2:00 p.m. on such day, and in either case the conditions of
      Section 4 are met.

1.06 LETTERS OF CREDIT. In the event and to the extent Bank issues a letter of credit (an "L/C") on behalf of Borrower under the Revolving Credit Line in lieu of an advance, the Maximum Line shall be considered utilized by the amount of such L/C. Borrower shall pay fees for any such L/C at the time of issuance and any renewal or extension according to Bank's schedule of fees relating to letters of credit in effect from time to time; and Borrower shall execute Bank's then current standard form application and agreement for such L/C. Amounts drawn under any such L/C and honored by Bank but not immediately reimbursed by Borrower to Bank shall become an Advance hereunder in such amount at such time evidenced by the Line Note and subject to all the terms of this Agreement, whether or not any Event of Default or Potential Default has occurred. No such L/C shall expire later than the Termination Date.

2.    COLLATERAL; GUARANTEES AND OTHER CREDIT SUPPORT

2.01 COLLATERAL. The repayment of all of Borrower's indebtedness to Bank shall be secured by first priority security interests (the "Security Interests") in all accounts, general intangibles, inventory and equipment (all such terms having the meanings given them in the Colorado Uniform Commercial Code) now owned or hereafter acquired by Borrower and in all proceeds thereof (the "Collateral"). The Security Interests shall be created and perfected by security agreements, UCC financing statements, and any other collateral documents deemed necessary or advisable by Bank in its sole discretion, each in form satisfactory to Bank, duly executed by Borrower (the "Collateral Documents"). Hereafter, Borrower shall from time to time execute and deliver to Bank such other documents in form and substance satisfactory to Bank, and perform such other acts, as Bank may reasonably request, to perfect and maintain valid Security Interests in the Collateral. In addition Borrower hereby grants to Bank a security interest in all Borrower's deposit accounts at Bank to secure all obligations of Borrower to Bank now or hereafter arising.


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


3.    REPRESENTATIONS AND WARRANTIES

To induce Bank to enter this Agreement, Borrower represents and warrants as follows:

3.01 INCORPORATION. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State indicated at the beginning of this Agreement, and Borrower is duly qualified or licensed and in good standing to do business as a foreign corporation in all jurisdictions in which the nature of Borrower's business requires qualification.

3.02 BORROWER'S AUTHORIZATION. The execution, delivery and performance by Borrower of this Agreement, the Line Note and the Collateral Documents are within Borrower's corporate powers, have been authorized by all necessary corporate action and do not and will not contravene Borrower's Articles of Incorporation or Bylaws, violate any provision of law or result in a breach of or default under any other agreement to which Borrower is a party.

3.03 LITIGATION. There is no pending or threatened action, claim, investigation, lawsuit or proceeding against or affecting Borrower before any court, governmental agency, arbitrator or arbitration panel, which if decided adversely to Borrower would have a material adverse affect on the financial condition or operations of Borrower ("Material Litigation").

3.04 FINANCIAL CONDITION. The audited balance sheet of Borrower as at June 30, 1998, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to Bank, fairly present the financial condition of Borrower as at such date and the results of the operations of Borrower for the period ended on such date, all in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, and since June 30, 1998 there has been no material adverse change in such condition or operations.

3.05 LIENS. Borrower is the legal and beneficial owner of the property granted as collateral hereunder, free from any lien, encumbrance, or restriction whatsoever except the Bank's Security Interests and liens for taxes not yet due and payable, and Borrower has full power and authority to grant liens and the security interests in such property as collateral for its indebtedness.

3.06 VALID OBLIGATIONS. This Agreement constitutes, and each of the Line Note and the Collateral Documents when delivered hereunder will be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms.

3.07 TAXES. Borrower (i) has filed all tax reports and returns required to be filed, including but not limited to reports and returns concerning income, franchise, employment, sales and use, and property taxes;
      (ii) has paid all of its tax liabilities which were due on or prior to the date hereof; and (iii) is not aware of any pending investigation by any taxing authority or of any pending assessments or adjustments which would materially increase its tax liability.

3.08 REGULATION U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

3.09 DISCLOSURE. No information, exhibit or report furnished by Borrower to Bank in connection with the negotiation of this Agreement contains any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

3.10 ENVIRONMENTAL COMPLIANCE. The ownership and operation of Borrower's properties have been and are in compliance with all applicable federal, state, and local environmental protection and hazardous waste disposal statutes and regulations. Borrower has not received any notice of claim under or violation of any such laws affecting Borrower's properties.


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


4.    CONDITIONS PRECEDENT

4.01 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Bank to make its initial Advance is subject to the condition precedent that Bank shall have received on or before the day such Advance the following, each in form and substance satisfactory to Bank:

      i. the Line Note and such Collateral Documents as may be specified by Bank, each duly executed by Borrower, and any fees specified above;

      ii. copies of the Articles of incorporation and By-laws of Borrower, each certified by the Secretary of Borrower to be a true and correct copy thereof, including all amendments thereto, if any;

      iii. certified copies of the resolutions of the Board of Directors of Borrower approving this Agreement, the Line Note and the Collateral Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Line Note and the Collateral Documents;

      iv. a certificate of the Secretary of Borrower certifying the names and true signatures of the officers of Borrower authorized to sign this Agreement, the Line Note and the Collateral Documents;

      v. a certificate of the Secretary of State of the State in which Borrower is incorporated certifying that Borrower is a corporation duly organized and in good standing under the laws of such State; and

      vi.  a year 2000 compliance representation letter on Bank's form.

4.02 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Bank to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance:

      i.   the following statements shall be true:

           (a) the representations and warranties contained in Section 3 are correct on and as of the date of such Advance as though made on and as of such date; and

           (b) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or Potential Default;

           and Bank may request a certificate of an officer of Borrower stating the foregoing;

      ii. Bank shall have received such other approvals, opinions or documents as Bank may reasonably request; and

      iii. Bank's legal counsel is reasonably satisfied as to all legal matters incident to the making of such Advance.

5.    AFFIRMATIVE COVENANTS.

So long as the Line Note or any Debt of Borrower to Bank remains unpaid or Bank has any commitment to lend hereunder, Borrower will:

5.01 ACCOUNTING RECORDS. Maintain adequate books and accounting records in accordance with GAAP, consistently applied, reflecting all financial transactions of Borrower.


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

5.02 INSPECTIONS. At any reasonable time and from time to time, permit any agents or representatives of Bank to examine and make copies of and abstracts from records and books of account of Borrower, to visit and inspect the properties of Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors.

5.03 MAINTENANCE OF PROPERTY. Maintain and preserve all of its properties and assets necessary or useful in the performance of its business in good working order, repair and condition, ordinary wear and tear excepted.

5.04 INSURANCE. Maintain insurance with responsible and reputable insurance companies in such amounts and covering such risks as is usually and customarily carried by companies engaged in similar businesses and owning similar properties, including, but not limited to, public liability, property damage and worker's compensation, and deliver to Bank, at Bank's request, schedules setting forth all insurance then in effect and copies of policies or certificates of insurance on property granted or pledged as collateral; cause Bank to be named loss payee and as additional insured on any insurance covering property granted or pledged as collateral, and furnish to Bank certificates indicating such status.

5.05 PAYMENT OF TAXES, LIENS. Pay and discharge, before the same become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon Borrower or upon its property, and (ii) all lawful claims which, if unpaid, might by law become a lien upon its property, except any thereof which is being contested in good faith and by appropriate proceedings.

5.06 COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations and orders of any government authority, non-compliance with which would materially adversely affect its business or credit.

5.07 CORPORATE EXISTENCE. Preserve and maintain its corporate existence and rights and franchises in its State of incorporation, and all licenses necessary to do business; and qualify and remain qualified and in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its operation or ownership of its properties.

5.08 REPORTING. Furnish Bank the following as soon as available and in any event:

      i. Within one hundred twenty (120) days after the end of each fiscal year of Borrower, a copy of Borrower's report on form 10K including the annual audited financial statements of Borrower as at the end of such fiscal year, including a balance sheet and income statement, audited by an independent Certified Public Accountant ("CPA") reasonably acceptable to Bank, with an unqualified opinion thereon by said CPA;

      ii. Within forty five (45) days after the end of each fiscal quarter, a copy of Borrower's report on form 10Q including Borrower's internally prepared statement of financial condition as at the end of such quarter, including a balance sheet and income statement prepared substantially in accordance with GAAP; and

      iii. From time to time such other information as Bank may reasonably request.

5.09 FINANCIAL CONDITION. Maintain the financial condition of Borrower, determined in accordance with GAAP, so that Borrower's net worth less the value on Borrower's books of any intangible assets and less any accounts receivable from affiliates of Borrower ("Tangible Net Worth") will be not less than $20,000,000 at all times.

5.10  DEPOSIT ACCOUNTS.  Maintain all material deposit accounts at Bank.

5.11 NOTICE OF SIGNIFICANT EVENTS. Promptly notify Bank in writing of 1) the occurrence of any Event of Default or Potential Default; 2) any change in its name, address, form of entity, or organizational or capital structure; or 3) the threat of or commencement of any Material Litigation.


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

6.    NEGATIVE COVENANTS

So long as the Line Note or any indebtedness of Borrower to Bank remains unpaid or Bank has any commitment to lend hereunder, without the prior written consent of Bank, Borrower will not:

6.01 USE OF FUNDS. Use any of the amounts loaned to it by Bank pursuant to this Agreement for any purpose except for general short-term working capital.

6.02 DEBT. Create, incur, assume or permit to exist any Debt except 1) Debt to Bank; and 2) Debt which is trade debt incurred by Borrower in the ordinary course of business on a short term basis for the acquisition of supplies or services. "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above, and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA;

6.03 LIENS. Create or permit to exist any lien against any of Borrower's property except those created under the Collateral Documents, liens for taxes not yet due and payable, deposits or pledges in connection with or to secure payment of workmen's compensation, unemployment insurance or other social security or in connection with the good faith context of any tax lien;

6.04 MERGER OR SALE. Merge into or consolidate with any corporation or other entity; or sell, lease, assign or otherwise transfer or dispose of all or any material portion of its assets except for sales of inventory in the ordinary course of business; or

6.05  NATURE OF BUSINESS.  Materially change the scope or nature of business.

7.    DEFAULT.

If any of the following events shall occur, it shall be an event of default
      ("Event of Default"):

7.01 NON-PAYMENT. Borrower fails to pay any principal of the Line Note or any other sums payable by Borrower to Bank pursuant to this Agreement when due, or Borrower fails to pay any interest on the Line Note within 10 days after any such interest is due;

7.02 REPRESENTATIONS. Any representation or warranty made by Borrower herein or in connection herewith proves to have been incorrect in any material respect when made;

7.03 BREACH OF NEGATIVE COVENANTS. Borrower fails to observe or comply with any of the covenants in Section 6 of this Agreement;

7.04 BREACH OF COVENANTS. Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement (other than those referred to in Section 7.01 and 7.03) or in any Collateral Document or any non-monetary default occurs under the Note and such failure has not been cured within twenty (20) days after Bank has notified Borrower of such failure;

7.05 DEFAULT ON OTHER DEBT. Borrower shall fail to pay any Debt of Borrower (other than Debt evidenced by the Line Note) or any interest or premium thereon when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default or event under any agreement or instrument relating to any such Debt shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be


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

      declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

7.06 INSOLVENCY. Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against Borrower, shall remain undismissed for a period of thirty days; or Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection;

7.07 JUDGMENTS. Any judgment or order for the payment of money in excess of $100,000 shall be rendered against Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

7.08 CHANGE IN MANAGEMENT. Borrower's current Chief Executive Officer ceases to be employed by Borrower in such capacity, or the responsibility or authority of such officer is materially reduced; or

7.09 CHANGE IN CONTROL. Any person, entity or group of persons acting together (not including the current principal shareholder(s) of Borrower) acquires a sufficient number of the shares of Borrower's voting common stock to enable such acquiring person, entity or group to elect a majority of Borrower's Board of Directors, or the resignation or removal of three or more of Borrower's current Directors occurs within a period of one month.

8.    REMEDIES

Upon the occurrence of any Event of Default, Bank shall have the right by notice to Borrower:

8.01  FURTHER LOANS.  To terminate its commitment to make Advances;

8.02 ACCELERATION. To declare the Line Balance and all interest accrued thereon and all other amounts payable under this Agreement to be immediately due and payable whereupon all such indebtedness of Borrower to Bank shall become and be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; and

8.03 OTHER RIGHTS. To exercise any other rights or remedies available to it whether under the Collateral Documents, any Continuing Guaranty or at law or in equity.

9.    MISCELLANEOUS

9.01 WAIVER; AMENDMENTS. No waiver by Bank or any amendment of any provision of this Agreement, nor any consent of Bank to any failure to comply with the terms hereof by Borrower, shall be effective unless made in writing and signed by Bank. No waiver by Bank of any default or of any right to enforce this Agreement shall operate as a waiver of any other default, or of the same default on a future occasion, or of the right to enforce this Agreement on any future occasion. No delay in or discontinuance of the enforcement of this Agreement, nor the acceptance by Bank of installments of principal or interest after the occurrence of any Event of Default, shall operate as a waiver of any default.

9.02 RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies afforded by any security agreement, promissory note or other agreement executed in connection herewith, or provided by law. Bank's remedies may be exercised concurrently or separately, in any order, and the election of one remedy shall not be deemed a waiver of any other remedy.


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

9.03 EXPENSES. Borrower will pay to Bank on demand all expenses, including reasonable fees and expenses of attorneys, paid or incurred by Bank in connection with the creation and perfection of Bank's security interests in collateral, the making or collection of Advances made pursuant to this Agreement, or the protection, preservation or enforcement of Bank's rights hereunder and in property pledged or granted as collateral.

9.04 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower, Bank and their respective successors and assigns. However, Borrower shall not have the right to assign or otherwise transfer any rights in or under this Agreement without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in the Advances provided for herein. In connection therewith Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to the Advances, Borrower, Borrower's business or any of the Collateral.

9.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

9.06 NOTICES. All notices, requests and demands given to or made upon either party must be in writing and shall be deemed to have been given or made when personally delivered or two (2) days after having been deposited in the United States Mail, first class postage prepaid, addressed as follows:

      If to Borrower:   Sport-Haley, Inc.
                        Attn: Mr. Robert G. Tomlinson
                        Chairman and CEO
                        4600 East 48th Ave.
                        Denver, CO 80216

      If to Bank:       U.S. Bank National Association
                        918 Seventeenth St.
                        Denver, CO 80202
                        Attn: Terry L. Johnson

9.07 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein.

9.08 RECITALS. The recitals to this Agreement and any definitions set forth therein are made a part hereof and incorporated in this Agreement.

9.09 ENTIRE AGREEMENT. The following documents contain the entire agreement between the parties concerning the subject matter hereof: this Agreement, the Line Note and the Collateral Documents (collectively, the "relevant documents"). Any representation, understanding or promise concerning the subject matter hereof, which is not expressly set forth in any of the relevant documents, shall not be enforceable by any party hereto or its successors or assigns. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of any other relevant document, the terms of this Agreement shall govern.

9.10 SEVERABILITY. The unenforceability of any provision of this Agreement shall not affect the enforceability or validity of any other provision hereof.


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

9.11 JURY TRIAL WAIVER. BANK AND BORROWER EACH IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING OF ANY ISSUE, CLAIM, COUNTERCLAIM OR OTHER CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT, BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CREDIT EXTENDED HEREUNDER, ANY COLLATERAL PROPERTY SECURING SUCH CREDIT, OR ANY OTHER AGREEMENT OR DEALINGS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first stated above for the purposes set forth herein.


SPORT-HALEY, INC.                      U.S. BANK NATIONAL ASSOCIATION

By: /s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
    ------------------------------         ------------------------------

Title: C.E.O.                          Title: Vice President
       ---------------------------            ---------------------------


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